                                                                     EXHIBIT 4.2


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                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                           dated as of August 10, 2001

                                      from

                              POLAROID CORPORATION,
                                 the Mortgagor,

                                       to

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              as Collateral Agent,
                                  the Mortgagee





                                    PROPERTY:


                             100 Duchaine Boulevard
                               City of New Bedford
                                County of Bristol
                          Commonwealth of Massachusetts




================================================================================


         THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND
            SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN
         INTEREST RATES. THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES.

                                TABLE OF CONTENTS

                                                                                 PAGE
RECITALS...........................................................................1

                                GRANTING CLAUSES


GRANTING CLAUSE I. LAND............................................................4
GRANTING CLAUSE II. IMPROVEMENTS...................................................4
GRANTING CLAUSE III. APPURTENANT RIGHTS............................................4
GRANTING CLAUSE IV. AGREEMENTS. ...................................................5
GRANTING CLAUSE V. LEASES. ........................................................5
Granting Clause VI.RENTS...........................................................5
Granting Clause VII. PERMITS.......................................................5
GRANTING CLAUSE VIII. PROCEEDS AND AWARDS..........................................5
GRANTING CLAUSE IX. ADDITIONAL PROPERTY. ..........................................6

                    ARTICLE 1 DEFINITIONS AND INTERPRETATION


SECTION 1.01.  DEFINITIONS.........................................................7
SECTION 1.02.  INTERPRETATION.....................................................12
SECTION 1.03.  RESOLUTION OF DRAFTING AMBIGUITIES.................................13

           ARTICLE 2 CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGEE

SECTION 2.01.  TITLE, AUTHORITY AND EFFECTIVENESS.................................13
SECTION 2.02.  SECURED OBLIGATIONS................................................15
SECTION 2.03.  IMPOSITIONS........................................................15
SECTION 2.04.  LEGAL AND INSURANCE REQUIREMENTS...................................15
SECTION 2.05.  STATUS AND CARE OF THE PROPERTY....................................16
SECTION 2.06.  PERMITTED CONTESTS.................................................17
SECTION 2.07.  LIENS..............................................................17
SECTION 2.08.  TRANSFER...........................................................17
SECTION 2.09.  COMPLIANCE WITH LAWS...............................................18
SECTION 2.10.  ENVIRONMENTAL MATTERS..............................................18
SECTION 2.11.  COVENANTS ON ENVIRONMENTAL MATTERS.................................18

                 ARTICLE 3 INSURANCE, CASUALTY AND CONDEMNATION

SECTION 3.01.  INSURANCE..........................................................19
SECTION 3.02.  CASUALTY AND CONDEMNATION..........................................21
SECTION 3.03.  CASUALTY PROCEEDS..................................................22




                      ARTICLE 4 CERTAIN SECURED OBLIGATIONS

SECTION 4.01.  REVOLVING LOANS, ETC...............................................22
SECTION 4.02.  INTEREST AFTER DEFAULT.............................................23
SECTION 4.03.  CHANGES IN THE LAWS REGARDING TAXATION.............................23
SECTION 4.04.  INDEMNIFICATION....................................................23
SECTION 4.05.  ENVIRONMENTAL INDEMNITY............................................24

                     ARTICLE 5 DEFAULTS, REMEDIES AND RIGHTS

SECTION 5.01.  EVENTS OF DEFAULT..................................................24
SECTION 5.02.  REMEDIES...........................................................25
SECTION 5.03.  WAIVERS BY THE MORTGAGOR...........................................28
SECTION 5.04.  JURISDICTION AND PROCESS...........................................28
SECTION 5.05.  SALES..............................................................29
SECTION 5.06.  PROCEEDS...........................................................31
SECTION 5.07.  ASSIGNMENT OF LEASES...............................................31
SECTION 5.08.  DEALING WITH THE MORTGAGED PROPERTY................................33
SECTION 5.09.  RIGHT OF ENTRY.....................................................33
SECTION 5.10.  RIGHT TO PERFORM OBLIGATIONS.......................................34

                 ARTICLE 6 SECURITY AGREEMENT AND FIXTURE FILING

SECTION 6.01.  SECURITY AGREEMENT.................................................34
SECTION 6.02.  FIXTURE FILING.....................................................35

                             ARTICLE 7 MISCELLANEOUS

SECTION 7.01.  RELEASE OF MORTGAGED PROPERTY......................................35
SECTION 7.02.  CONCERNING THE MORTGAGEE...........................................36
SECTION 7.03.  NOTICES............................................................37
SECTION 7.04.  AMENDMENTS IN WRITING..............................................37
SECTION 7.05.  SEVERABILITY.......................................................38
SECTION 7.06.  BINDING EFFECT.....................................................38
SECTION 7.07.  GOVERNING LAW......................................................38
SECTION 7.08.  WAIVER OF TRIAL BY JURY............................................38
SECTION 7.09.  SUBMISSION TO JURISDICTION.........................................38
SECTION 7.10.  COUNTERPARTS.......................................................39
SECTION 7.11.  FURTHER ASSURANCES.................................................39
EXHIBIT A........................................................................A-1
EXHIBIT B RECORDINGS AND FILINGS.................................................C-1

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is dated as of August 10, 2001 by POLAROID CORPORATION, a Delaware corporation having an address at 784 Memorial Drive, Cambridge, MA 02139, Attention: Benjamin C. Byrd III, Vice President (the "MORTGAGOR"), to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation having an address at c/o JP Morgan Chase Accounting and Operations, 52 Broadway, 3rd Floor, New York, New York 10004, Attention: Curtis Sanders, as Collateral Agent (the "MORTGAGEE").

                                 WITNESSETH:(1)
                                    RECITALS

           A. CREDIT AGREEMENT. Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 11, 1998, as heretofore modified by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 31, 1999, Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 10, 1999, Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 10, 2000, Amendment No. 4 to and Waiver No. 1 under Amended and Restated Credit Agreement dated as of February 16, 2001, Amended and Restated Amendment No. 4 to and Waiver No. 1 under Amended and Restated Credit Agreement dated as of March 21, 2001, as supplemented by the First Supplement thereto dated as of April 20, 2001, the Second Supplement thereto dated as of May 15, 2001, the Third Supplement thereto dated as of July 12, 2001, and the Fourth Supplement thereto (the "FOURTH SUPPLEMENT") dated as of August 10, 2001 (collectively as hereafter amended from time to time, the "CREDIT AGREEMENT") among the Mortgagor, as the Company, the Lenders party thereto, Morgan Guaranty Trust Company of New York, as the Administrative Agent (the "ADMINISTRATIVE AGENT") and the Collateral Agent, and Fleet National Bank (f/k/a/ BankBoston, N.A.), as the Co-Agent. Pursuant to the Credit Agreement, (i) the Mortgagor has obtained and may obtain from time to time hereafter revolving Loans from the Lenders in an aggregate principal amount not to exceed $350,000,000, which Loans are intended to be and are Secured Obligations for the purposes of this Mortgage and the other Financing Documents; and (ii) pursuant to Section 2.16(c) of the Credit Agreement, the Mortgagor has designated its obligations existing as of the date hereof with respect to (x) letters of credit, as to which the aggregate actual and contingent obligations do not exceed $3,000,000, (y) interest rate swap or other interest rate hedging agreements or (z) currency swap agreements or other currency hedging agreements (which agreements referred to in the foregoing clauses (y) and (z) are referred to as "HEDGING AGREEMENTS"), under which Hedging Agreements the aggregate outstanding notional amounts do not exceed $50,000,000, as additional Secured Obligations for the purposes of this Mortgage and the other Financing Documents. The Loans are evidenced by Notes.

--------
         (1)Capitalized terms are defined in, or by reference in, Section 1.01.

           B. INDENTURE. Reference is hereby made to the Indenture (the "INDENTURE") between the Mortgagor and State Street Bank and Trust Company, as trustee under the Indenture (the "INDENTURE TRUSTEE"), dated as of January 9, 1997, and to the First Supplemental Indenture (the "SUPPLEMENTAL INDENTURE") between the Mortgagor and the Indenture Trustee dated February 17, 1999, pursuant to which the Mortgagor issued the 2002 Notes, the 2006 Notes and the 2007 Notes (as defined below, and collectively referred to as the "INDENTURE NOTES") in the original aggregate principal amount of $575,000,000 and pursuant to which the Mortgagor must equally and ratably secure the Indenture Secured Obligations (as defined below) with the Mortgaged Property concurrently with securing its obligations under the Credit Agreement as contemplated hereby.

           C. UK CREDIT AGREEMENT AND UK GUARANTEE. Reference is hereby made to the Loan Agreement dated August 3, 1999 among Polaroid (U.K.) Limited, as borrower (the "UK BORROWER"), the Mortgagor, as guarantor, the lenders party thereto, Deutsche Bank A.G. Amsterdam, as agent, Deutsche Bank Securities Inc. and ABN Amro Bank N.V., as co-arrangers and ABN Amro Bank N.V., as documentation agent, as amended from time to time (the "UK CREDIT AGREEMENT"), pursuant to which the UK Borrower has obtained and may obtain from time to time hereafter revolving loans ("UK LOANS") in an aggregate principal amount not to exceed euro 72,500,000 and pursuant to Part V of which (such portion of the UK Credit Agreement being referred to as the "UK GUARANTEE" and the Mortgagor's obligations thereunder being referred to as the "UK GUARANTEE SECURED OBLIGATIONS") the Mortgagor has guaranteed all obligations of the UK Borrower under the UK Credit Agreement, which UK Guarantee Secured Obligations the Mortgagor has also agreed to equally and ratably secure with the Mortgaged Properties, subject to limitations thereon set forth herein.

           D. MORTGAGE. This Mortgage is being granted by the Mortgagor to the Mortgagee to secure equally and ratably the due and punctual payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter arising or incurred, or whether now or hereafter owed or owing (collectively as the "SECURED OBLIGATIONS"):

         (i) all principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts (including fees and disbursements of counsel) now or hereafter payable by the Mortgagor pursuant to any Financing Document (including this Mortgage),

         (ii) any other obligations heretofore designated by the Mortgagor as additional Secured Obligations pursuant to Section 2.16 of the Credit Agreement,

         (iii) all principal of all 2002 Notes, 2006 Notes and 2007 Notes outstanding from time to time, all interest (including Post-Petition Interest) on such 2002 Notes, 2006 Notes and 2007 Notes and all other amounts (including fees and disbursements of counsel) now or hereafter payable by the Mortgagor to the Indenture Trustee and the Holders pursuant to the Indenture, the Supplemental Indenture and this Mortgage, and

         (iv) all obligations of the Mortgagor under the UK Guarantee, including obligations thereunder in respect of all principal of all UK Loans outstanding from time to time under the UK Credit Agreement, all interest (including Post-Petition Interest) on such UK Loans and all other amounts (including fees and disbursements of counsel) now or hereafter payable by the UK Borrower pursuant to the UK Credit Agreement; PROVIDED, HOWEVER, that the distributions on account of the UK Guarantee hereunder shall not exceed the amount of the Matured UK Guaranteed Claim; PROVIDED, FURTHER, notwithstanding the foregoing proviso, pursuant to Section 5.06(b), distributions at a time when there exists an Unmatured UK Guaranteed Claim shall be held in escrow as contemplated in Section 5.06(b).

            E. The maximum principal amount of Secured Obligations outstanding at any time from time to time that may be secured by this Mortgage is $990,000,000, PLUS the amount of the Secured Obligations under clause (ii) of the definition of the term Secured Obligations (the "MAXIMUM SECURED AMOUNT"). The Mortgagor hereby further agrees that the aforesaid limitation does not limit or otherwise derogate any of the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent under any of the other Financing Documents or of the Indenture Trustee or the Holders under the Indenture or the Supplemental Indenture or of the UK Secured Parties under the UK Credit Agreement.

            F. The scheduled final maturity date of the latest to mature of the Secured Obligations is January 15, 2007.

                                GRANTING CLAUSES

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT with MORTGAGE COVENANTS to the Mortgagee and its successors as Collateral Agent, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the UCC) does hereby GRANT and WARRANT to the Mortgagee (for the benefit fo the Secured Parties) and its successors as Collateral Agent a continuing first security interest in and to, all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "MORTGAGED PROPERTY"), to wit:

GRANTING CLAUSE I

         LAND. All estate, right, title and interest of the Mortgagor in, to, under or derived from the lots, pieces, tracts or parcels of land located in the City of New Bedford, County of Bristol, Commonwealth of Massachusetts, more particularly described in Exhibit A (the "LAND").

GRANTING CLAUSE II

         IMPROVEMENTS. All estate, right, title and interest of the Mortgagor in, to, under or derived from all buildings, structures, facilities, systems, equipment, fixtures and other improvements of every kind and description now or hereafter located on or attached (actually or constructively) to the Land or the improvements thereon which by the nature of their location thereon or attachment thereto or otherwise are real property under applicable law or an interest in them arises under real estate law, including all parking areas, roads, driveways, walks, fences, walls, berms, landscaping, plantings, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electric, steam, gas, telecommunications, cable and other utility equipment, systems, facilities and fixtures, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection, sprinkler, surveillance, security, vacuum, cleaning, public address and communications equipment, systems, facilities and fixtures, all elevators, escalators, machinery, motors, boilers, stokers, furnaces, engines, pumps, compressors, generators, dynamos, tanks, pipes, ducts, conduits, wires, cranes, scaffolds, screens, awnings, shades, blinds, curtains, draperies, rugs, floor coverings, partitions, walls, wall coverings, paintings, murals, sculptures, works of art and other items of equipment, personal property and fixtures of every kind and description which are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, structures, facilities, systems, equipment, fixtures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property to the full extent of the interest of the Mortgagor therein immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "IMPROVEMENTS" and the Land with the Improvements thereon being collectively called the "PROPERTY").

GRANTING CLAUSE III

         APPURTENANT RIGHTS. All estate, right, title and interest of the Mortgagor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property, all streets, roads, sidewalks and alleys abutting the Land, all strips and gores within or adjoining the Land, all land in the bed of any body of water adjacent to the Land, all land adjoining the Land created by artificial means or by accretion, all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land, all rights of ingress and egress now or hereafter appertaining to the Property, all easements, servitudes, rights of way, alley, party wall, support, drainage, crop, timber, agricultural and horticultural rights, oil, gas and other mineral rights, and water stock, riparian and other water rights now or hereafter appertaining to the Property, and other rights now or hereafter appertaining to the use and enjoyment of the Property.

GRANTING CLAUSE IV

         AGREEMENTS. All estate, right, title and interest of the Mortgagor in, to, under or derived from all Insurance Policies (including all unearned premiums and dividends thereunder), guarantees and warranties now or hereafter relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property (the foregoing being collectively called the "AGREEMENTS").

GRANTING CLAUSE V

         LEASES. All estate, right, title and interest of the Mortgagor in, to, under and derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

         GRANTING CLAUSE VI.

         RENTS. All rents and other sums now or hereafter, including during any period of redemption payable pursuant to the Leases.

GRANTING CLAUSE VII

         PERMITS. All estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, grants, concessions, franchises, consents, approvals and other permits now or hereafter pertaining to the Property (the foregoing being collectively called the "PERMITS"), excluding from the grant under this Granting Clause (but not the definition of the term "PERMITS" for the other purposes hereof) any Permits which cannot be transferred or encumbered by the Mortgagor without causing a termination thereof or a default thereunder.

GRANTING CLAUSE VIII.

         PROCEEDS AND AWARDS. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all Insurance Proceeds and Awards, all title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder, to be held, applied and disbursed as provided in this Mortgage.

GRANTING CLAUSE IX

         ADDITIONAL PROPERTY. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property now or hereafter owned or acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of any Financing Document, required to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property, in each case to the fullest extent permitted under applicable law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or anyone acting on its behalf.

         TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee and its successors and assigns forever.

         PROVIDED ALWAYS that this Mortgage is upon the express condition that
(a) the Mortgaged Property shall be released from the Lien of this Mortgage in full or in part in the manner and at the time provided in Section 7.01(a) and
(b) the Granting made hereby is subject to and conditioned by the following provisions, each of which the Indenture Trustee and the Holders and the UK Secured Parties shall be deemed to consent and agree to by accepting the benefits of this Mortgage: (i) the Indenture Trustee, the Holders and the UK Secured Parties shall be bound by all the terms and conditions of this Mortgage, including that this Mortgage may be amended only in accordance with the provisions of Section 7.04, that any or all of the Mortgaged Property hereunder may be released at any time and for any reason as otherwise provided herein and that the Mortgagee and/or the Required Lenders, as holders of the Credit Agreement Secured Obligations, may determine to exercise or not to exercise remedies hereunder, all without any requirement to inform, consult with, or, except as provided in Section 7.04 obtain the consent or approval of the Indenture Trustee, the Holders, the UK Agent or the UK Secured Parties, (ii) the Indenture Trustee, the Holders, the UK Agent and the UK Secured Parties shall not assert, and do irrevocably waive, any right such parties may have under any statute or rule of law or equity now or hereafter in effect relating to marshaling of the Mortgaged Property or the other assets of the Mortgagor that may secure the Credit Agreement Secured Obligations, (iii) apart from the obligation to distribute to the Holders and the UK Secured Parties their ratable share of any amounts distributed pursuant to clause THIRD of Section 5.06 hereof, the Mortgagee shall have no duty or liability to the Indenture Trustee, any Holder, the UK Agent or any UK Secured Party and (iv) the Mortgagee shall have the sole right, without any duty to, any requirement to inform, consult with or, except as set forth in the proviso below, obtain the consent or approval of the Indenture Trustee, the Holders, the UK Agent or the UK Secured Parties, on behalf of the Secured Parties, to consent to any priming of the Liens created hereunder in connection with the entry of the Mortgagor into a debtor-in-possession credit agreement in respect of any bankruptcy proceeding to which the Mortgagor may become subject, and none of the Indenture Trustee, any of the Holders, the UK Agent nor any of the UK Secured Parties shall be entitled to object to the Mortgagee's exercise of such right; PROVIDED that the Indenture Trustee, on behalf of the Holders, the Holders and the UK Agent, on behalf of the UK Secured Parties, shall be granted any necessary adequate protection pursuant to the terms of the Bankruptcy Code and PROVIDED, FURTHER, that nothing herein shall constitute a waiver of the right of any party to object to the terms of any such debtor-in-possession financing that do not relate to the priming of such Liens.

         THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:



                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. DEFINITIONS. (a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in or by reference in the Credit Agreement or the Security Agreement and have the same meanings herein as therein.

         (b) In addition, as used herein, the following terms have the following meanings:

         "2002 NOTES" means the 6.75% Notes of the Mortgagor issued in the initial aggregate principal amount of $150,000,000 under the Indenture and due January 15, 2002.

         "2006 NOTES" means the 11.50% Notes of the Mortgagor issued in the initial aggregate principal amount of $275,000,000 under the Indenture and the Supplemental Indenture and due February 15, 2006.

         "2007 NOTES" means the 7.25% Notes of the Company issued in the initial aggregate principal amount of $150,000,000 under the Indenture and due January 15, 2007.

         "ADMINISTRATIVE AGENT" is defined in Recital A.

         "AGREEMENTS" is defined in Granting Clause IV

         "AWARDS" means at any time all awards or payments received or receivable by reason of any Condemnation, including all amounts received or receivable with respect to any Transfer in lieu or anticipation of Condemnation or in connection with any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Condemnation.

         "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended.

         "CASUALTY" means any damage to, or destruction of, the Property, reasonable wear and tear in the ordinary course of business excepted.

         "CASUALTY PROCEEDS" means at any time all Insurance Proceeds and all Awards with respect to, respectively, any Casualty or any Condemnation.

         "CLAIMS" is defined in Section 4.04.

         "CONDEMNATION" means any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

         "CREDIT AGREEMENT" is defined in Recital A.

         "CREDIT AGREEMENT SECURED OBLIGATIONS" means the Secured Obligations described in clauses (i) and (ii) of the definition of Secured Obligations.

         "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Substances, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Substances.

         "EVENT OF DEFAULT" is defined in Section 5.01.

         "EXCESS AMOUNT" is defined in Section 5.06.

         "FOURTH SUPPLEMENT" is defined in Recital A.

         "HAZARDOUS SUBSTANCES" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et. seq.) (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or other hazardous substance regulated under Environmental Laws.

         "HEDGING AGREEMENTS" is defined in Recital A.

         "HOLDERS" means the holders from time to time of the Indenture Notes.

         "IMPOSITIONS" means all taxes (including real estate taxes and transfer, sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents from the Property or the use or occupancy thereof, or (iv) the Secured Obligations or the Collateral Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagee or any other Secured Party, except to the extent that such taxes of the Mortgagee or any other Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

         "IMPROVEMENTS" is defined in Granting Clause II.

         "INDEMNIFIED PARTIES" is defined in Section 4.04.

         "INDENTURE" as defined in Recital B.

         "INDENTURE NOTES" is defined in Recital B.

         "INDENTURE SECURED OBLIGATIONS" means all obligations of the Mortgagor in respect of the Indenture, the 2002 Notes, the 2007 Notes, the Supplemental Indenture and the 2006 Notes.

         "INDENTURE TRUSTEE" is defined in Recital B.

         "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to the Credit Agreement and Section 3.01.

         "INSURANCE PREMIUMS" means all premiums payable under the Insurance Policies.

         "INSURANCE PROCEEDS" means, at any time, all insurance proceeds or payments to which the Mortgagor may be or become entitled under the property Insurance Policies by reason of any Casualty, plus (i) if the Mortgagor fails to maintain any of such Insurance Policies in accordance with the terms of the Credit Agreement or Section 3.01, the amounts which would have been available with respect to such Casualty had the Mortgagor maintained such Insurance Policies and (ii) all insurance proceeds and payments to which the Mortgagor may be or become entitled in the event of any Casualty under any other property insurance policies, coverages or self-insurance maintained by the Mortgagor with respect to the Property.

         "INSURANCE REQUIREMENTS" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor or applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

         "LAND" is defined in Granting Clause I.

         "LEASE" means each lease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant or other occupant thereunder or any occupancy or right to possession under any federal or state Bankruptcy Code in the event of the rejection of any Lease by the landlord or its trustee pursuant to said Code.

         "LEGAL REQUIREMENTS" means all provisions of the Leases, the Agreements, the Permitted Liens, the Permits and all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, including Environmental Laws, now or hereafter applicable to the Property, or any use or condition thereof.

         "LIQUID INVESTMENT" is defined in the Security Agreement.

         "MATURED UK GUARANTEED CLAIM" means the aggregate unpaid amount of all UK Guarantee Secured Obligations at any time at or subsequent to the UK Collateral Liquidation.

         "MAXIMUM SECURED AMOUNT" is defined in Recital E.

         "MORTGAGE" is defined in the Preamble.

         "MORTGAGED PROPERTY" is defined in the Granting Clauses.

         "MORTGAGEE" is defined in the Preamble.

         "MORTGAGOR" is defined in the Preamble.

         "NATIONAL FLOOD INSURANCE PROGRAM" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 ET SEQ.).

         "PERMITS" is defined in Granting Clause VII.

         "PERMITTED ENCUMBRANCES" means the Liens described in Exhibit B.

         "PERMITTED LIENS" means (i) any Liens with respect to the Mortgaged Property permitted under clauses (g), (i), (k) of Section 5.12 of the Credit Agreement, (ii) any Liens being contested pursuant to Section 2.06, (iii) any Liens arising in the ordinary course of the Mortgagor's business which do not secure any monetary obligation, do not materially detract from the value of the Mortgaged Property or the Mortgagor's business or materially impair the use thereof and (iv) any easements of record.

         "POST-DEFAULT RATE" means, with respect to any Loan, the rate per annum specified in the Credit Agreement for interest on any overdue principal of or interest on such Loan.

         "PROPERTY" is defined in Granting Clause II.

         "RECEIVER" is defined in Section 5.02(a)(v).

         "RENTS" is defined in Granting Clause VI.

         "RESTORATION" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation, and "RESTORE" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to its value, utility and condition immediately prior to such Casualty or Condemnation.

         "SECURED OBLIGATIONS" is defined in Recital D.

         "SECURED PARTIES" means the holders from time to time of the Secured Obligations , PROVIDED that (a) for purposes of any notice to or consent required from the holders of the Indenture Secured Obligations, the Trustee shall be treated as the holder of the Indenture Secured Obligations, and all payments to be made to or for the benefit of any holder of an Indenture Secured Obligation shall be made to the Trustee and the Mortgagee shall have no further responsibilities or liability with respect thereto and (b) for purposes of any notice to or consent required from the holders of the UK Guarantee Secured Obligations, the UK Agent shall be treated as the holder of the UK Guarantee Secured Obligations, and all payments to be made to or for the benefit of any holder of a UK Guarantee Secured Obligation shall be made to the UK Agent and the Mortgagee shall have no further responsibilities or liability with respect thereto.

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of March 21, 2001 among the Mortgagor, as the Company, the Subsidiary Guarantors parties thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent.

         "SECURITY DEPOSIT" means any payment, note, letter of credit or other security or deposit made or given by or on behalf of a tenant under a Lease as security for the performance of its obligations thereunder, and any interest payable to the tenant accrued thereon.

         "SITE ASSESSMENT" means an environmental engineering report for the Property prepared by an engineer engaged by the Mortgagee at the Mortgagor's expense, and in a manner satisfactory to the Mortgagee based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Substances on or about the Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

         "SUPPLEMENTAL INDENTURE" is defined in Recital B.

         "TRANSFER" means, when used as a noun, any sale, conveyance, assignment, lease or other transfer and, when used as a verb, to sell, convey, assign, lease or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer, but not including the transfer of the capital stock of the Mortgagor.

         "UCC" means the Uniform Commercial Code as in effect in the State in which the Mortgaged Property is located.

         "UK AGENT" means Deutsche Bank A.G. Amsterdam Branch, as agent under the UK Credit Agreement.

         "UK COLLATERAL" means any and all collateral securing the UK Guarantee Secured Obligations pursuant to the Charges (as defined in the UK Credit Agreement).

         "UK COLLATERAL LIQUIDATION" shall mean the time when all the UK Collateral shall have been liquidated or otherwise realized upon and the proceeds thereof applied (or the UK Secured Parties shall no longer be entitled to such proceeds) towards the satisfaction of the UK Guaranteed Secured Obligations and all other remedies of the UK Secured Parties shall have been exercised.

         "UK CREDIT AGREEMENT" is defined in Recital C.

         "UK GUARANTEE" is defined in Recital C.

         "UK GUARANTEE SECURED OBLIGATIONS" is defined in Recital C.

         "UK LOANS" is defined in Recital C.

         "UK SECURED PARTIES" means the agents and the lenders under the UK Credit Agreement.

         "UNAVOIDABLE DELAYS" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the reasonable control of the Mortgagor, PROVIDED that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

         "UNDERLYING DOCUMENT" means any of the Financing Documents, the Indenture and the Supplemental Indenture and the UK Credit Agreement (including the UK Guarantee).

         "UNMATURED UK GUARANTEED CLAIM" means the aggregate unpaid amount of all UK Guarantee Secured Obligations at any time prior to the UK Collateral Liquidation.

          (c) In this Mortgage, unless otherwise specified, references to this Mortgage, the Credit Agreement, Notes, Security Agreement, Collateral Documents, Financing Documents, Hedging Agreements, Secured Obligations, the Indenture, the Supplemental Indenture, the UK Credit Facility (including the UK Guarantee), Leases and Permits include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof now or hereafter in effect from time to time.

         (d) "MORTGAGE COVENANTS", "STATUTORY CONDITION" and "STATUTORY POWER OF SALE", in each case, are defined in Massachusetts General Law, c. 183, sections 19, 20, and 21, respectively, which definitions are incorporated herein and by reference.

         SECTION 1.02. INTERPRETATION. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Land, Improvements, Property, Mortgaged Property, Leases, Permits, Collateral Documents, Financing Documents, letters of credit, Hedging Agreements, Secured Obligations, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other genders; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "CONSENT", "APPROVE", "AGREE" and "REQUEST", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (vii) the words "INCLUDE" and "INCLUDING", and words of similar import, shall be deemed to be followed by the words "WITHOUT LIMITATION"; (viii) the words "HERETO", "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference;
(xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage; (xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable until such time as this Mortgage is released or discharged as provided in
Section 7.01; and (xiv) the words "EQUAL AND RATABLE" and "RATABLE" shall, at any time, be interpreted by reference to proportions based on the outstanding principal amounts of the Loans, the Indenture Notes and except as provided in
Section 5.06(b), the Matured UK Guarantee Claim, at such time.

         SECTION 1.03. RESOLUTION OF DRAFTING AMBIGUITIES. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.

                                  ARTICLE 2

             CERTAIN WARRANTS AND COVENANTS OF THE MORTGAGEE

         SECTION 2.01. TITLE, AUTHORITY AND EFFECTIVENESS. (a) The Mortgagor represents and warrants that (i) the Mortgagor has good and marketable title to the fee simple interest in the Land and the Improvements free and clear of all Liens other than the Permitted Liens; (ii) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property free and clear of all Liens other than the Permitted Liens; (iii) the execution, delivery and performance by the Mortgagor of this Mortgage are within the Mortgagor's corporate power, have been duly authorized by all necessary corporate and, if required, stockholder action, require no consent or approval of, registration or filing with, or other action by, any governmental authority (except for the recording or filing of this Mortgage and UCC financing statements) and do not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Mortgagor or any order of any governmental authority, will not violate or result in a default under any Legal Requirement or any indenture, agreement or other instrument binding upon the Mortgagor or their respective assets, or give rise to a right thereunder to require any payment to be made by the Mortgagor, and will not result in the creation or imposition of any Lien on any asset of the Mortgagor (other than the Lien of this Mortgage on the Mortgaged Property); (iv) this Mortgage constitutes a valid, binding and enforceable first Lien on the Mortgaged Property subject only to the Permitted Liens; (v) this Mortgage constitutes a valid and binding agreement of the Mortgagor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles; and (vi) upon the recording of this Mortgage in the office specified in Exhibit C for such recording and the filing of the UCC-1 financing statement/s listed in Exhibit C in the office/s specified in Exhibit C for such filing, this Mortgage shall constitute a valid, binding and enforceable first priority Lien on the Mortgaged Property that is real property under applicable law and a valid, binding and enforceable first priority perfected security interest on the Mortgaged Property that is governed by the UCC.

          (b) The Mortgagor shall cause the representations and warranties in
Section 2.01(a) and 2.05 to be true and correct in each and every respect and forever preserve, protect, warrant and defend (i) its estate, right, title and interest in and to the Mortgaged Property, (ii) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (iii) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to the Permitted Liens.

          (c) The Mortgagor shall immediately upon the execution, acknowledgment and delivery of the Mortgage record, register and file this Mortgage and any financing statements or other documents which are necessary or reasonably requested by the Mortgagee to effectuate, complete, perfect, continue and preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, subject only to the Permitted Liens. The Mortgagor shall (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record, register and file and re-record, re-register and re-file this Mortgage and any financing statements or other documents which are necessary or reasonably requested by the Mortgagee from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. Without limiting the foregoing, the Mortgagor shall not change its name, identity or corporate structure in any manner, the location of its chief executive office or chief place of business, or the location where it keeps or holds any Mortgaged Property governed by the UCC or any records relating thereto, unless it shall have given the Mortgagee prior notice thereof pursuant to, and delivered an Opinion of Counsel with respect thereto in accordance with,
Section 5(f) of the Security Agreement as if said Section 5(f) referred to this sentence in place of the references to Sections 5(b) and 5(c) therein.

          (d) To the fullest extent permitted under applicable law, the Mortgagor hereby authorizes the Mortgagee to execute and file financing statements contemplated by subsection (c) of this Section or continuation statements without the Mortgagor's signature appearing thereon. To the fullest extent permitted under applicable law, in the event the Mortgagor does not execute, acknowledge, deliver, record, register and file and re-record, re-register and re-file any document contemplated by subsection (c) of this Section within fifteen (15) days after demand by the Mortgagee, the Mortgagor hereby authorizes the Mortgagee to execute, acknowledge, deliver, record, register and file and re-record, re-register and re-file the same as attorney-in-fact on behalf of the Mortgagor.

          (e) The Mortgagor shall pay when due or upon demand by the Mortgagee, whichever is earlier, all recording, filing, registration and recording fees, all federal, state, county and stamp, recording, registration, filing and other taxes, duties, imposts, assessments and charges, and all expenses of the Mortgagee (including reasonable attorneys' fees and disbursements), with respect to the preparation, execution, acknowledgment, delivery, recording, registration and filing and re-recording, re-registration and re-filing of this Mortgage and any other document contemplated by subsection (c) of this Section.

          (f) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.

         SECTION 2.02. SECURED OBLIGATIONS. The Mortgagor shall duly and punctually pay, perform and observe the Secured Obligations binding upon the Mortgagor in accordance with the terms and provisions of the Financing Documents, the Indenture and the UK Guarantee.

         SECTION 2.03. IMPOSITIONS. The Mortgagor shall (i) subject to Section 2.06, duly and punctually pay all Impositions prior to the delinquency date thereof, PROVIDED that if any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may pay the same in installments (together with any accrued interest payable) before the delinquency date thereof; (ii) subject to Section 2.06, duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the delinquency date thereof; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; (iv) not make deduction from or claim any credit on any Secured Obligation by reason of any Imposition (and to the fullest extent permitted under applicable law the Mortgagor hereby irrevocably waives any right to do so); and (iv) upon request, promptly deliver to the Mortgagee (A) a certificate of the Mortgagor evidencing that the Mortgagor has complied with the provisions of this Section, accompanied to the extent required by the Mortgagee by copies of official receipts evidencing the payment of the Impositions, and
(B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         SECTION 2.04. LEGAL AND INSURANCE REQUIREMENTS. (a) The Mortgagor represents and warrants that (i) as of the date hereof, the Property and the use and operation thereof comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) there is no material default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Mortgage will not contravene in any material respect any provision of or constitute a material default under any Legal Requirement or Insurance Requirement.

          (b) The Mortgagor shall (i) subject to Section 2.06, duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) procure, maintain and, subject to Section 2.06, duly and punctually comply in all material respects with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property as then conducted;
(iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement or Insurance Requirement or any possible or actual termination of any Permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination, except with respect to any default or termination which would not have a material adverse effect on the use or operation of the Property as then conducted; (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or result in a termination of any Permit or Insurance Policy, except with respect to any default or termination which would not have a material adverse effect on the use or operation of the Property as then conducted, and the action being taken to remedy such condition; (v) upon request, promptly furnish to the Mortgagee a copy of any Permit obtained by the Mortgagor with respect to the Property after the date hereof; and (vi) upon request, promptly deliver to the Mortgagee (A) a certificate of the Mortgagor evidencing that the Mortgagor has complied with the provisions of this Section, and (B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         SECTION 2.05. STATUS AND CARE OF THE PROPERTY. The Mortgagor represents and warrants that, except in any case as disclosed by the Mortgagor to the Mortgagee concurrently with the execution and delivery of this Mortgage in a writing making reference to this provision of this Mortgage, (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utilities and utility facilities, which facilities have capacities which are sufficient to serve the current use and occupancy of the Property; (ii) the Property has legal access to all streets and roads necessary for and sufficient to serve the use and operation of the Property, including as appropriate access over properly granted, perpetual, private easements, rights of way or servitudes that are specifically included in the Mortgaged Property; (iii) the Permitted Encumbrances do not materially interfere with the use, enjoyment and operation of the Mortgaged Property; (iv) the Improvements located on the Land do not materially interfere with any of the Permitted Encumbrances; (v) the Improvements located on the Land do not materially encroach on any other land, and the improvements located on any other land do not materially encroach on the Land; (vi) the maintenance, use and operation of the Improvements on the Land do not depend on any other land or any improvements located on any other land, and the maintenance, use and operation of the improvements on any other land do not depend on the Land or the Improvements located on the Land except as provided for by easements benefitting and burdening the Land; (vii) other than as shown on the survey furnished to the Mortgagee, the Improvements are not located in an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Program); and to the extent any of the Improvements are located (in whole or part) in an area designated as "flood prone," the Mortgagor shall maintain in full force and effect flood insurance under the National Flood Insurance Program as provided in Section 3.01; and (viii) upon request, shall promptly deliver to the Mortgagee (A) evidence reasonably satisfactory to the Mortgagee that the Mortgagor has complied with the provisions of this Section and (B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         SECTION 2.06. PERMITTED CONTESTS. After prior notice to the Mortgagee, the Mortgagor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement, any Imposition or Lien therefor on the Mortgaged Property or any interest therein or any Lien of any laborer, mechanic, materialman, supplier or vendor on the Mortgaged Property or any interest therein, PROVIDED that
(i) no Event of Default has occurred and is continuing; (ii) no Mortgaged Property or interest therein is in danger of being sold, forfeited or lost, nor is the priority of the Lien of the Mortgagee at risk, as a result of such contest or proceedings; (iii) in the case of any Legal Requirement, the Mortgagee and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no Mortgaged Property or interest therein is subject to the imposition of any Lien as a result of such failure which is not properly contested in accordance with this Section; (iv) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost as a result of such contest or proceedings, unless replaced; and (v) in the case of (A) any Lien of a laborer, mechanic, materialman, supplier or vendor, (B) any Imposition or Lien therefor or (C) any other Lien, such proceedings suspend the foreclosure of such Lien or any other collection thereof from the Mortgaged Property; and PROVIDED FURTHER that the Mortgagor establishes any reserve or other appropriate provision required with respect to such contest under generally accepted accounting principles consistently applied. It is agreed that the failure to comply with any such Legal Requirement or Insurance Requirement, to pay any such Imposition or to discharge any such Lien being contested pursuant to this Section during such contest shall not constitute an Event of Default, PROVIDED that the Mortgagor is in compliance with this Section. Upon request, the Mortgagor shall promptly deliver to the Mortgagee (x) a certificate of the Mortgagor describing in detail reasonably satisfactory to the Mortgagee the contests pending as of the date thereof and evidencing that the Mortgagor has complied with the provisions of this Section with respect thereto and (y) such other information and documents with respect to the contests conducted pursuant to this Section as the Mortgagee shall reasonably request.

         SECTION 2.07. LIENS. The Mortgagor shall not create or permit to be created and, subject to Section 2.06, within 30 days after receipt of notice or knowledge thereof, shall discharge or cause to be discharged, any Lien on the Mortgaged Property other than Permitted Liens, in each case (i) whether voluntarily or involuntarily created, and (ii) whether or not subordinated hereto. The provisions of this Section shall apply to each and every Lien (other than Permitted Liens) on the Mortgaged Property, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the provisions of the Financing Documents. Nothing herein shall obligate the Mortgagor to remove any inchoate statutory Lien in respect of obligations not yet due and payable.

         SECTION 2.08. TRANSFER. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except in accordance with the provisions of Section 7.01(a)(i). The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the provisions of the Financing Documents.

         SECTION 2.09. COMPLIANCE WITH LAWS. The Mortgagor shall perform and promptly comply, in all material respects, and cause the Mortgaged Property to be maintained, used and operated in all material respects in accordance with all
(a) future and present laws, ordinances, rules, regulations, orders and requirements (including Environmental Laws) of every duly constituted governmental or quasi-governmental authority or agency applicable to the Mortgagor, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, or insurance underwriting or other body exercising similar functions, and (iii) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy, leasehold or otherwise by law, covenant, condition, agreement or easement, public or private, in each case except where failure to perform and promptly comply would not result in a material adverse affect on the Mortgaged Property.

         SECTION 2.10. ENVIRONMENTAL MATTERS. With respect to the Property, to the best of the Mortgagor's knowledge, (a) no Hazardous Substance is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Property or any property adjacent to the Property (except for (i) asbestos which is being maintained in accordance with Environmental Laws and which is to be abated, removed from the Property or otherwise maintained in accordance with Environmental Laws and (ii) cleaning and other products currently used in connection with the routine maintenance or repair of such Property in full compliance with Environmental Laws), (b) all material permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property does not, and did not previously violate any Environmental Laws to a material extent, and (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Property concerning Hazardous Substances or violations of Environmental Laws.

         SECTION 2.11. COVENANTS ON ENVIRONMENTAL MATTERS. (a) The Mortgagor shall (i) comply strictly and in all respects with applicable Environmental Laws; (ii) notify the Mortgagee immediately upon the Mortgagor's discovery of any spill, discharge, release or presence of any Hazardous Substance at, upon, under, within, contiguous to or otherwise affecting the Property; (iii) promptly remove such Hazardous Substances located at, upon, under or within the Property so as to cause the same to be in full compliance with Environmental Laws; and
(iv) promptly forward to the Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Substance or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Mortgagor or the Property.

          (b) The Mortgagor shall not cause, shall use best efforts to prohibit any other Person within its control from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing (i) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Substances at, upon, under, within or about the Property or the transportation of any Hazardous Substances to or from such Property (except for cleaning and other products used in connection with routine maintenance or repair of the Property in full compliance with Environmental Laws), (ii) the installation of any underground storage tanks at the Property, or (iii) the performance of any activity that requires a permit or other authorization under Environmental Laws without prior approval by the Mortgagee, which shall not be unreasonably withheld.

          (c) The Mortgagor shall provide to the Mortgagee, at the Mortgagor's expense, promptly upon the written request of the Mortgagee from time to time, a Site Assessment or, if required by the Mortgagee, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Substances and the potential costs associated with abatement, cleanup or removal of any Hazardous Substances found upon, at, under or within the Property. The Mortgagor shall pay the cost of no more than one such Site Assessment or update in any twenty-four (24)-month period, unless the Mortgagee's request for a Site Assessment is based upon information provided under Section 4.05 or the Mortgagee has a reasonable suspicion that Hazardous Substances are present at, upon, under or within the Property, any of the representations contained in
Section 2.11 are or become false, or an Event of Default shall have occurred, in any of which cases any such Site Assessment or update shall be at the Mortgagor's expense.

                                    ARTICLE 3

                      INSURANCE, CASUALTY AND CONDEMNATION

         SECTION 3.01. INSURANCE. (a) The Mortgagor shall maintain in full force and effect the following Insurance Policies with respect to the Property (and shall pay the Insurance Premiums for such Insurance Policies as and when due), all such Insurance Policies to be maintained with financially sound and responsible insurance companies and be in form and substance, including the policy limits and deductibles, approved by the Mortgagee (which approvals shall not be unreasonably withheld):

         (i) "all risk" property insurance in an amount not less than the full replacement value of the Property and sufficient to prevent the Mortgagor from being a co-insurer of any loss under the policy, including difference-in-conditions coverage (including boiler, machinery, sprinkler, flood and earthquake coverages), and including business interruption and extra expense coverages, and including, when any alteration or Restoration of the Property is in progress, builder's risk coverage on a completed value, non-reporting basis with extended coverage and soft-cost expense coverage;

         (ii) to the extent any of the Improvements are located (in whole or part) in an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Program), flood insurance under the National Flood Insurance Program or substantially equivalent thereto in the amount required under, and meeting the other requirements of, applicable law;

        (iii) public liability insurance (including products/completed operations liability coverages) having a combined single limit of not less than $80,000,000 for bodily injury, death and property damage, which may be provided by basic, umbrella and excess liability policies aggregating said combined single limit;

         (iv) workers' compensation and employer's liability insurance as required in the State in which the Property is located or a self-insurance program as permitted under applicable law in the State in which the Property is located; and

         (v) such other insurance as the Required Lenders may reasonably request pursuant to Section 5.03(b)(iii) of the Credit Agreement.

The physical damage insurance maintained with respect to the Property shall (i) bear the New York standard non-contributory mortgagee endorsement (or the equivalent thereto) naming the Mortgagee as loss payee and (ii) provide that all property losses insured against involving a claim or claims with respect to a single Casualty in excess of $100,000 shall be adjusted by the Mortgagor, subject to the Mortgagee's rights pursuant to Section 3.03 hereof and the Security Agreement. The liability insurance maintained with respect to the Property shall name the Mortgagee and the other Secured Parties as additional insureds. All insurance maintained by the Mortgagor with respect to the Property shall provide that no cancellation or material change thereof shall be effective until at least 30 days after receipt by the Mortgagee of written notice thereof and all losses shall be payable notwithstanding any foreclosure or other action or proceeding taken pursuant to this Mortgage.

          (b) The Mortgagor shall furnish to the Mortgagee from time to time (i) not later than 15 days prior to the expiration date of each policy required to be maintained by the Mortgagor hereunder, an insurance certificate or certificates executed by the insurer or its authorized agent satisfactory to the Mortgagee in its reasonable discretion evidencing that the new or extended policy is in force, together with evidence satisfactory to the Mortgagee in its reasonable discretion of the payment of the premium therefor or, if the premium is not then due, the due date thereof, and (ii) upon Mortgagee's request, not later than the day on which the premium for each policy required to be maintained by the Mortgagor hereunder is due, evidence satisfactory to the Mortgagee in its reasonable discretion of the payment of such premium. If the Mortgagor fails to maintain the Insurance Policies required to be maintained under this Section (or to pay the Insurance Premiums for such Insurance Policies as and when due), the Mortgagee shall have the right (but not the obligation) to obtain such Insurance Policies and pay the Insurance Premiums therefor. If the Mortgagee obtains such Insurance Policies or pays the premiums therefor, upon demand, the Mortgagor shall reimburse the Mortgagee for its reasonable expenses in connection therewith (including reasonable attorneys' fees and expenses), together with interest thereon from the date of demand for each day until paid at the Post-Default Rate for Base Rate Loans.

          (c) The Mortgagor may effect such coverage under subsection (a) of this Section under blanket insurance policies covering other properties of the Mortgagor or its Subsidiaries, PROVIDED that (i) any such blanket insurance policy shall specify therein, or the insurer thereunder shall certify to the Mortgagee, (A) the maximum amount of the total insurance afforded by the blanket policy allocated to the Property, and (B) any sublimits in such blanket policy applicable to the Property, which sublimits shall not be less than the amounts required pursuant to this Section, (ii) any such blanket insurance policy shall comply in all respects with the other provisions of this Section and (iii) the protection afforded under any such blanket insurance policy shall be no less than that which would have been afforded under a separate policy relating only to the Property.

          (d) The Mortgagor shall not maintain additional or separate insurance concurrent in form or contributing in the event of loss with the insurance required under this Section, unless (i) the policies providing such additional or separate insurance are submitted to the Mortgagee for its approval, which approval shall not be unreasonably withheld, (ii) the insurers under such policies and the terms thereof are approved by the Mortgagee, which approval shall not be unreasonably withheld and (iii) the Mortgagee and the other Secured Parties are included in such policies as loss payees or additional insureds.

         SECTION 3.02. CASUALTY AND CONDEMNATION. (a) The Mortgagor represents and warrants that, as of the date hereof, except in any case as disclosed by the Mortgagor to the Mortgagee concurrently with the execution and delivery of this Mortgage in a writing making reference to this provision of this Mortgage, (i) there is no Casualty or Condemnation affecting in any material respect the use and occupancy of the Property, (ii) there are no negotiations or proceedings presently pending in connection with a Condemnation and (iii) to the knowledge of the Mortgagor, no Condemnation is proposed or threatened.

          (b) (i) If any Casualty occurs, the Mortgagor shall (A) immediately take such action as may be necessary or appropriate to preserve the undamaged portion of the Property and protect against personal injury or property damage, and (B) promptly give notice thereof to the Mortgagee describing in detail reasonably satisfactory to the Mortgagee the Casualty and the work and estimated cost of Restoring the Property.

                           (ii)   If any Condemnation occurs or is proposed
or threatened, the Mortgagor shall (A) promptly take all actions reasonably necessary or appropriate to preserve its interest in the Property and (B) promptly give notice thereof to the Mortgagee describing in detail reasonably satisfactory to the Mortgagee the Condemnation or proposed or threatened Condemnation and the proposed actions to preserve its interest in the Property.

          (c) If any Casualty or Condemnation occurs, PROVIDED the applicable Casualty Proceeds are made available to the Mortgagor, unless the Required Lenders shall otherwise agree, the Mortgagor shall promptly commence and diligently pursue to completion the Restoration of the Property, subject to Unavoidable Delays, whether or not the Casualty Proceeds with respect thereto are sufficient for such purpose; and (i) such Restoration shall be effected with due diligence, in a good and workmanlike manner, in compliance with all applicable Legal Requirements and Insurance Requirements, (ii) such Restoration shall be conducted under the supervision of an architect or engineer if customary for such Restoration, (iii) such Restoration shall be located wholly on the Land and, except as provided for by existing easements benefitting or burdening the Land, unless consented to by the Mortgagee and by the owner of the other property, shall be independent of and not connected with improvements located on other property, (iv) such Restoration shall be promptly and fully paid for by the Mortgagor, except to the extent that any such payment is being contested in good faith pursuant to Section 2.06, and
(v) the Mortgagor shall procure prior to the commencement of any such Restoration, and maintain throughout the continuation of the work involved, such insurance and performance and payment bonds as are customary for the type of construction and work involved in New Bedford, Massachusetts.

          (d) Upon request, the Mortgagor shall promptly deliver to the Mortgagee evidence reasonably satisfactory to the Mortgagee that the Mortgagor has complied with the provisions of this Article and such information and documents with respect to the matters referred to in this Article as the Mortgagee shall reasonably request.

         SECTION 3.03. CASUALTY PROCEEDS. If any Casualty or Condemnation occurs, (i) the Mortgagor shall promptly make claim for the Casualty Proceeds with respect thereto and diligently pursue to conclusion its claim for such Casualty Proceeds and any suit, action or other proceeding necessary or appropriate to obtain payment of such proceeds; and (ii) the Mortgagor shall pay all Casualty Proceeds with respect to any Casualty or Condemnation, or cause the same to be paid, directly and immediately to the Mortgagee for deposit in a collateral account maintained by the Mortgagee (in its capacity as such), to be held, applied and disbursed pursuant to provisions comparable to those set forth in Section 12 of the Security Agreement. In the event that there are any Casualty Proceeds in excess of the cost of Restoration as reasonably estimated by the Mortgagee or remaining after completion and payment of the cost of Restoration, or if the Casualty Proceeds are not available to the Mortgagor, such excess Casualty Proceeds shall be applied and paid by the Mortgage as provided in Section 5.06.

                                    ARTICLE 4

                           CERTAIN SECURED OBLIGATIONS

         SECTION 4.01. REVOLVING LOANS, ETC. (a) The Secured Obligations secured by this Mortgage include, but are not limited to, (i) revolving Loans in the aggregate maximum principal or face amount of $350,000,000, (ii) obligations of the Mortgagor as of the date hereof with respect to letters of credit, (iii) obligations of the Mortgagor as of the date hereof pursuant to Hedging Agreements, and (iv) revolving UK Loans in the aggregate maximum principal or face amount of euro 72,500,000, which are advanced, paid and readvanced from time to time. Notwithstanding the foregoing, the UK Secured Parties shall have no rights to any distribution of proceeds in excess of the Matured UK Guarantee Claim. Notwithstanding the amount of the Loans, the UK Loans and such other Secured Obligations outstanding at any particular time, the Mortgagor acknowledges and agrees that this Mortgage secures the total amount of the Loans, the UK Loans and other Secured Obligations (including the Indenture Secured Obligations) outstanding at any particular time up to the Maximum Secured Amount.

          (b) While this Mortgage is in effect, the Mortgagor shall deliver to the Mortgagee, within 10 Business Days after the end of each Fiscal Quarter of each Fiscal Year of the Mortgagor, a bring-down title commitment (but not title insurance) or report from the title company that rendered the title commitment to be delivered to the Administrative Agent pursuant to the Fourth Supplement (or another title company satisfactory to the Administrative Agent in its reasonable discretion), or a bring-down letter from an attorney satisfactory to the Administrative Agent in its reasonable discretion, effective as of the last Business Day of such Fiscal Quarter or a Business Day that is not later than five Business Days after the last Business Day of such Fiscal Quarter, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, evidencing whether or not any Liens or title matters have been filed with respect to the Mortgaged Property since the last to occur of the effective date of (x) the title commitment delivered to the Administrative Agent at the time of the recording of this Mortgage and (y) the most recent previous title commitment, report or letter delivered pursuant to this Section 4.01(b).

         SECTION 4.02. INTEREST AFTER DEFAULT. If, pursuant to the provisions of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor (including any payment made by the Mortgagee pursuant to Section 3.01 or 5.10) or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the provisions of this Mortgage or any other Financing Documents, such Secured Obligation shall be repayable on demand, together with interest from the date of demand for each day until paid at the Post-Default Rate for Base Rate Loans. Such interest, and any other interest on the Secured Obligations at a Post-Default Rate pursuant to the provisions of the Financing Documents, shall accrue through the date paid notwithstanding any intervening foreclosure, exercise of the power of sale or other sale or judgment of foreclosure and be part of the Secured Obligations.

         SECTION 4.03. CHANGES IN THE LAWS REGARDING TAXATION. If after the date hereof there is enacted any applicable law deducting from the value of the Property for the purpose of taxation the Lien of any Collateral Document or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations or any Secured Party, upon demand by the Mortgagee or any other affected Secured Party, and to the fullest extent permitted under applicable law, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such Secured Party, for all such taxes, assessments or other charges which such party is obligated to pay as a result thereof.

         SECTION 4.04. INDEMNIFICATION. The Mortgagor shall protect, indemnify, hold harmless and defend each of the Mortgagee and the other Secured Parties (the "INDEMNIFIED PARTIES") from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, judgments, costs and expenses of any kind whatsoever (including reasonable attorneys' fees and expenses) (collectively "CLAIMS") which may be imposed on, incurred by or asserted against any Indemnified Party by reason of , as a result of, on account of or in connection with (i) the Mortgagee's exercise of any of its rights and remedies hereunder, (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways, (iii) any failure on the part of the Mortgagor to perform or comply with any of the provisions of this Mortgage, any Legal Requirement or any Insurance Requirement, (iv) any release or disposal on or from the Property or presence on the Property of any Hazardous Substances, (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, and
(vi) any conduct or misconduct of the Mortgagor, any tenant or other occupant of any of the Mortgaged Property or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; PROVIDED that any Claims caused by the willful misconduct or gross negligence of any Indemnified Party, as determined by a court of competent jurisdiction shall be excluded from the foregoing indemnification of such Indemnified Party, as applicable. Any amount payable under this Section shall be payable on demand, together with interest from the date of demand for each day until paid at the Post-Default Rate for Base Rate Loans. All such amounts and interest shall be part of the Secured Obligations. The obligations of the Mortgagor under this Section shall survive the release or termination of this Mortgage as to any matter arising out of any event occurring prior to such release or termination.

         SECTION 4.05. ENVIRONMENTAL INDEMNITY. As between the Mortgagor and the Secured Parties, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Substance at, upon, under or within the Property, shall lie solely with the Mortgagor. The Mortgagor shall notify the Mortgagee promptly of the presence of any Hazardous Substance on any property contiguous or otherwise affecting the Property. Accordingly, the Mortgagor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Substances), damage or liability therefrom, including all costs of removal of Hazardous Substances or other remediation required by the Mortgagee or by law with respect to the Property. The Mortgagor shall indemnify, defend and hold the Mortgagee and/or the Secured Parties harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Substances in, on, or about the Property, or a breach by the Mortgagor of any representation, warranty or covenant contained in this Sections 2.11 or 2.12, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law provided, however, that the Mortgagor shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from the Mortgagee's or any Secured Party's gross negligence or willful misconduct. The Mortgagor's obligations under this Section 4.05 shall arise upon the discovery of the presence of any Hazardous Substance, whether or not any governmental authority has taken or threatened any action in connection with the presence of any such Hazardous Substance, and whether or not the existence of any such Hazardous Substance or potential liability on account thereof is disclosed by the Site Assessment, and shall continue notwithstanding the repayment of the Loans, the Indenture Notes and the UK Loans or any transfer or sale of any right, title and interest in the Property (by foreclosure, deed in lieu of foreclosure or otherwise), but not to the extent any such Hazardous Substance was introduced to the Property after the Mortgagee or an Affiliate or designee thereof acquires title to the Property.

                                    ARTICLE 5

                          DEFAULTS, REMEDIES AND RIGHTS

         SECTION 5.01. EVENTS OF DEFAULT. Any Event of Default under the Credit Agreement, as well as any breach of the STATUTORY CONDITION, shall constitute an "EVENT OF DEFAULT" under this Mortgage. All notice and cure periods provided in the Credit Agreement and the other Financing Documents shall run concurrently with any notice or cure periods provided under applicable law.

         SECTION 5.02. REMEDIES. (a) THIS MORTGAGE IS UPON THE STATUTORY CONDITION FOR ANY BREACH OF WHICH THE MORTGAGEE SHALL HAVE THE STATUTORY POWER OF SALE. If an Event of Default has occurred and is continuing, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, to wit:

                 (i) the STATUTORY POWER OF SALE;

                (ii) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of applicable law; or

               (iii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, pursuant to the STATUTORY POWER OF SALE, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of applicable law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or

                (iv) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

                 (v) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "RECEIVER") of the Mortgaged Property, to the fullest extent permitted under applicable law, as a matter of right, without notice to the Mortgagor, and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other Person obligated therefor; and the Mortgagor hereby, to the full extent permitted under applicable law, irrevocably waives such necessity and consents to such appointment of such Receiver without notice; and said Receiver shall be vested with the fullest powers permitted under applicable law, including those under subsection
         (a)(v) of this Section; or

                (vi) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted under applicable law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, Restorations, alterations, additions, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

                (vii) with or, to the fullest extent permitted under applicable law, without entry upon the Property, in the name of the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under subsection (a)(v) of this Section or any other rights hereunder, including all amounts necessary to pay the Impositions, the Rents, the Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

                 (viii) to take any action with respect to any Mortgaged Property permitted under the UCC; or

                 (ix) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, including the right to foreclosure through court action, and the Mortgagor does hereby grant the same to the Mortgagee.

                  (b)    To the fullest extent permitted under applicable law:

                  (i) each remedy or right hereunder shall be in addition to, and not in limitation of, any other remedy or right hereunder, under any Underlying Document or now or hereafter existing at law or in equity;

                 (ii) every remedy or right hereunder, under any Underlying Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee or other appropriate party to the fullest extent permitted under applicable law;

                (iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any Underlying Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any Underlying Document;

                 (iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any Underlying Document or under applicable law upon any Default or other occurrence hereunder or under any Underlying Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other occurrence hereunder or under any Underlying Document;

                  (v) no single or partial exercise of any remedy or right hereunder, under any Underlying Document or under applicable law upon any Default or other occurrence hereunder or under any Underlying Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any Underlying Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other occurrence hereunder or under any Underlying Document;

                 (vi) the acceptance by the Mortgagee or any other Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any Underlying Document with respect thereto; and

                (vii) the acceptance by the Mortgagee or any other Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any Underlying Document with respect to any other Secured Obligation.

          (c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (except other Secured Parties to the extent required by the Financing Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof, except to the extent any such adverse determination specifically provides to the contrary.

          (d) To the fullest extent permitted under applicable law, for the purpose of carrying out any provisions of Sections 5.02(a)(vi), 5.02(a)(vii), 5.05, 5.07 or 5.10 or any other provision hereunder authorizing the Mortgagor or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee, a Receiver appointed pursuant to
Section 5.02(a)(v) or any other Person designated by the Mortgagee or a Receiver as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Sections 5.02(a)(vi), 5.02(a)(vii), 5.05, 5.07 or 5.10 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

         SECTION 5.03. WAIVERS BY THE MORTGAGOR. To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshaling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (iv) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (v) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; (vi) any other provision of applicable law (including any provision relating to decedents' estates) which might defeat, limit or adversely affect any right or remedy of the Mortgagee or the holders of the Secured Obligations under or with respect to this Mortgage or the other Collateral Documents as it relates to any Mortgaged Property; or (vii) the right of the Mortgagee to foreclose this Mortgage in its own name as Collateral Agent on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party. Nothing in this Section shall be construed to limit any rights, including rights to notice, afforded to the Mortgagor under this Mortgage or the Underlying Documents.

         SECTION 5.04. JURISDICTION AND PROCESS. (a) To the fullest extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property, the Mortgagor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court over, the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding; and (ii) irrevocably consents to the service of
(A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address for notices pursuant to Section 7.03, such service to be effective when such process or notice is mailed as aforesaid.

          (b) Nothing in this Section shall affect the right of the Mortgagee or the Mortgagor to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Financing Document, the Indenture or the UK Guarantee in any court having jurisdiction under the provisions of any other Financing Document, the Indenture or the UK Guarantee or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Financing Document, the Indenture or the UK Guarantee or applicable law.

         SECTION 5.05. SALES. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

          (a) The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, to the fullest extent permitted under applicable law, the Mortgagor hereby waives its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

          (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

          (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning, transferring and delivering all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale up to the Maximum Secured Amount and apply the same as provided in Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

          (d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the non-payment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagor to act, the appointment of any substitute or successor agent or any other act or thing having been taken or done by the Mortgagor, the Mortgagee or any other Person shall be taken as conclusive and binding, absent manifest error, against all other Persons as evidence of the truth of the facts so stated or recited. The Person conducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale.

          (e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or the other Financing Documents or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

          (f) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

          (g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

          (h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee or a Receiver of its remedies under Section 5.02(a)(vi) or after any sale of the Mortgaged Property pursuant hereto, then to the fullest extent permitted under applicable law, the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

          (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

          (j) If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee shall institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

         SECTION 5.06. PROCEEDS. (a) Except as otherwise provided herein or required under any mandatory provision of applicable law, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder up to the Maximum Secured Amount, whether made pursuant to the power of sale hereunder, any judicial proceeding, any judgment or decree of foreclosure or sale or otherwise shall be paid into a collateral account maintained, by the Mortgagee (in its capacity as such), and applied and paid as follows:

                  (i) FIRST: to the payment of all expenses of such sale or other realization, including compensation for the Person conducting such sale (which may include the Mortgagee), the cost of title searches, foreclosure certificates and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate for Base Rate Loans from the date paid by such Person through the date repaid to such Person;

                 (ii) SECOND: to the payment of the expenses and other amounts payable under Sections 4.04 or 7.02; and

                (iii) THIRD: to the payment of the other Secured Obligations ratably (or to the provision of the payment thereof pursuant to Section 5.06(b)) to the Secured Parties until all Secured Obligations shall have been paid in full;

                 (iv) FOURTH: to pay to the Mortgagor or its successors and assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

          (b) If at any time any portion of any monies collected or received by the Mortgagee would, but for the provisions of this Section 5.06(b), be payable pursuant to Section 5.06(a) above in respect of the Unmatured UK Guaranteed Claim, the Mortgagee shall not apply any monies to pay the Unmatured UK Guaranteed Claim but instead shall request the UK Agent, at least ten (10) Domestic Business Days before each proposed distribution hereunder, to notify the Mortgagee as to the maximum amount of the Unmatured UK Guaranteed Claim if then ascertainable. If the UK Agent does not notify the Mortgagee of the maximum ascertainable amount thereof at least two Domestic Business Days before such distribution, the UK Secured Parties will not be entitled to share in such distribution. If the UK Agent does so notify the Mortgagee as to the maximum ascertainable amount thereof, the Mortgagee will allocate to the UK Agent, for the benefit of the UK Secured Parties, a portion of the monies to be distributed in such distribution, calculated as if the Unmatured UK Guaranteed Claim were outstanding in such maximum ascertainable amount. However, the Mortgagee will not apply such portion of such monies to pay the Unmatured UK Guaranteed Claim, but instead will hold such monies or invest such monies in such Liquid Investments as it shall select from time to time. All such monies and Liquid Investments and all proceeds thereof will constitute Mortgaged Property hereunder, but will be subject to distribution in accordance with this Section 5.06(b) rather than 5.06(a). The Mortgagee will hold all such monies and Liquid Investments and the net proceeds thereof in trust until such time as the Unmatured UK Guaranteed Claim becomes a Matured UK Guaranteed Claim, whereupon the Mortgagee at the request of the UK Agent will apply the amount so held in trust to pay such Matured UK Guaranteed Claim; PROVIDED that, if the other Secured Obligations theretofore paid pursuant to Section 5.06(a) were not paid in full, the Mortgagee will apply the amount so held in


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


trust to pay the same percentage of such Matured UK Guaranteed Claim as the percentage of such other Secured Obligations theretofore paid pursuant to
Section 5.06(a). If (A) the UK Agent shall advise the Mortgagee no portion of the UK Guarantee Secured Obligations remains an Unmatured UK Guaranteed Claim and (B) the Mortgagee still holds any amount held in trust pursuant to this
Section 5.06(b) (after paying all amounts payable pursuant to the preceding sentence with respect to the Matured UK Guaranteed Claim), such remaining amount will be applied by the Mortgagee in order of priorities set forth in Section 5.06(a).

         If at any time the Unmatured UK Guaranteed Claim shall be reduced on account of payments made or received under the UK Credit Agreement (the amount of such reduction being an "EXCESS AMOUNT"), and the Unmatured UK Guaranteed Claim shall not yet have become a Matured UK Guaranteed Claim, then the amounts required to be held in trust in accordance with this clause (ii), if any, shall be recalculated, in accordance with the preceding paragraph, by using the value of the Unmatured UK Guaranteed Claim as reduced by the Excess Amount instead of the value of the Unmatured UK Guaranteed Claim immediately prior to such reduction, and any excess monies no longer be required to be held in trust shall be payable to the Secured Obligations other than the Unmatured UK Guaranteed Claim in accordance with Section 5.06(a); and

          (c) In making the payments and allocations required by this Section 5.06, the Mortgagee may, (1) as to any Indenture Secured Obligations, rely upon information from the Trustee under the Indenture and the Supplemental Indenture and (2) as to any UK Guarantee Secured Obligations (or the amount of any Matured or Unmatured UK Guaranteed Claim), rely upon information from the UK Agent, and shall have no liability to the Mortgagor or any Secured Party for actions taken in reliance on such information except in the case of its gross negligence or wilful misconduct. All distributions made by the Mortgagee pursuant to this
Section 5.06 shall be final (except in the event of manifest error) and the Mortgagee shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

         SECTION 5.07. ASSIGNMENT OF LEASES. (a) To the fullest extent permitted under applicable law, subject to Section 5.07(d), the assignments of the Leases and the Rents under Granting Clauses V and VI are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(v) (whichever is the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses V and VI.

          (b) So long as an Event of Default is not continuing, the Mortgagor shall have a license to collect and receive all Rents (but not prior to thirty
(30) days before the due date thereof) and apply the same subject to the provisions of the Financing Documents, such license to be terminable as provided in Section 5.07(c).

          (c) If an Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(v) (whichever is the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(vi) and (vi) or under applicable law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after such demand. Subject to Sections 5.02(a)(vi) and (vi) and any applicable requirement of law, any Rents received hereunder by such Person exercising the rights under this Section shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in a collateral account maintained by the Mortgagee (in its capacity as such), to be held, applied and disbursed as provided in the Security Agreement, PROVIDED that, subject to Sections 5.02(a)(vi) and (vi) and any mandatory requirement of applicable law, any Security Deposits actually received by such Person shall be promptly paid to the Mortgagee, and any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law. If after the occurrence of an Event of Default all Events of Default shall have been fully cured or waived as provided in the Credit Agreement, the license granted in
Section 5.07(b) shall automatically be reinstated.

          (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, PROVIDED that such Person shall be accountable as provided in
Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

         SECTION 5.08. DEALING WITH THE MORTGAGED PROPERTY. (A) Subject to
Section 7.01, the Mortgagee shall have the right to release any portion of the Mortgaged Property, and (B) as provided for in clause (iv) of the penultimate paragraph preceding Article I, or in connection with any liens that are junior and subordinate to the Liens granted hereunder, the Mortgagee shall have the right to grant or consent to the granting of any Lien affecting any portion of the Mortgaged Property in each of the foregoing cases, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, improving the position of any subordinate lienholder with respect thereto or impairing or affecting the rights of any maker, guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations in accordance with Section 5.06, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

         SECTION 5.09. RIGHT OF ENTRY. The Mortgagee and its representatives shall have the right (but not the obligation) (i) without prior notice if an Event of Default is continuing, or (ii) with simultaneous notice, if any payment or performance is immediately required in the reasonable opinion of the Mortgagee to preserve the Mortgagee's right under this Mortgage or with respect to the Mortgaged Property or (iii) after reasonable notice in all other cases, to enter upon the Property at all reasonable times and with reasonable frequency to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, PROVIDED that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor's business, and PROVIDED FURTHER that no such entry on the Property for the purpose of performing obligations under Section 5.10 or for any other purpose shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a beneficiary, trustee or mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(vi), or (y) a cure of any Default or waiver of any Default or Secured Obligation. The expense of any inspection pursuant to clause (iii) above shall be borne by the Mortgagee unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case the Mortgagor shall reimburse the Mortgagee for such expense.

         SECTION 5.10. RIGHT TO PERFORM OBLIGATIONS. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder, the Mortgagee and its representatives shall have the right (but not the obligation) to pay or perform such obligation of the Mortgagor (i) without notice, if an Event of Default is continuing, (ii) with simultaneous notice, if such payment or performance is immediately required in the reasonable opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property or (iii) otherwise, after notice given reasonably in advance to allow the Mortgagor an opportunity to pay or perform the same, PROVIDED that the Mortgagor is not contesting such payment or performance as provided in Section 2.06, and PROVIDED FURTHER no such payment or performance by the Mortgagee or its representatives shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. The Mortgagor shall reimburse the Mortgagee on demand for its reasonable costs in connection with paying or performing any such obligation of the Mortgagor (including reasonable attorneys' fees and expenses), together with interest from the date of demand for each day until paid at the Post-Default Rate for Base Rate Loans.



                                    ARTICLE 6

                      SECURITY AGREEMENT AND FIXTURE FILING

         SECTION 6.01. SECURITY AGREEMENT. To the extent that the Mortgaged Property constitutes or includes tangible or intangible personal property, including goods or items of personal property which are or are to become fixtures under applicable law, the Mortgagor hereby grants a security interest therein and this Mortgage shall also be construed as a pledge and a security agreement under the UCC; and, upon the occurrence and continuance of an Event of Default, the Mortgagee shall be entitled to exercise with respect to such tangible or intangible personal property all remedies available under the UCC and all other remedies available under applicable law. Without limiting the foregoing, upon the occurrence and continuation of an Event of Default, any personal property may, at the Mortgagee's option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder,
(ii) be sold pursuant to the UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. At any time and from time to time upon the occurrence and continuance of an Event of Default, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the other Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof.

         SECTION 6.02. FIXTURE FILING. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the fullest extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which the Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

          (a)   Name and Address of the debtor:

                           Polaroid Corporation
                           784 Memorial Drive
                           Cambridge, MA 02139
                           Attention: Benjamin C. Byrd III
                           Vice President
                           Facsimile: 781-833-3358

          (b)   Name and Address of the secured party:

                           Morgan Guaranty Trust Company of New York,
                             as Collateral Agent
                           c/o JP Morgan Chase Accounting and Operations 52 Broadway, 3rd Floor
                           New York, New York 10004
                           Attn:    Curtis Sanders

          (c) This document covers goods or items of personal property which are or are to become fixtures upon the Property.

          (d) The name of the record owner of the real estate on which such fixtures are or are to be located is Polaroid Corporation.



                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.01. RELEASE OF MORTGAGED PROPERTY. (a) This Mortgage shall terminate and thereafter be of no further force or effect (except as provided in Section 4.03) as follows:

                  (i) the Mortgagor may, with the consent of the Required Lenders, request the Mortgagee to release any of the Mortgaged Property from the Lien of this Mortgage in connection with any sale, transfer or other disposition of such Mortgaged Property, and concurrently with the consummation of such sale, transfer or other disposition the Lien of this Mortgage in such Mortgaged Property shall terminate and all rights to each item of such Mortgaged Property shall revert to the Mortgagor, PROVIDED that such release shall not be granted unless (A) if the Mortgagor is not a debtor in a bankruptcy proceeding, the Mortgagor shall deliver to the Mortgagee a certificate of its chief financial officer or treasurer describing in reasonable detail the terms of such sale, transfer or other disposition and the Mortgaged Property being disposed of and stating that the gross cash proceeds of any such sale, transfer or other disposition equal or exceed the fair market value of the Mortgaged Property being disposed of or (B) if the Mortgagor is a debtor in a bankruptcy proceeding, the Bankruptcy Court shall have approved or ordered the sale, transfer or disposition; PROVIDED, FURTHER, that upon any such sale, transfer or other disposition, arrangements satisfactory to the Mortgagee shall be entered into in order to transfer to the Mortgagee all proceeds receivable by the Mortgagor in connection with such sale, transfer or other disposition, which proceeds, regardless of whether there is any Event of Default, shall be applied and paid by the Mortgagee as provided in Section 5.06; or

                 (ii) when (A) all commitments under the Credit Agreement and UK Credit Agreement shall have expired or been terminated, (B) all Hedging Agreements that are Secured Obligations shall have expired or been terminated and (C) all outstanding Secured Obligations shall have been paid in full, the Lien of this Mortgage shall terminate and all rights to the Mortgaged Property shall revert to the Mortgagor.

          (b) If at any time prior to the release of the Mortgaged Property from the Lien of this Mortgage pursuant to Section 7.01(a), (i) the Indenture Secured Obligations shall have been paid in full, the rights of the Indenture Trustee and the Holders hereunder shall simultaneously terminate or (ii) the UK Credit Agreement expires or is terminated and the UK Guarantee Secured Obligations have been paid in full, the rights of the UK Agent and the UK Secured Parties hereunder shall simultaneously terminate.

          (c) Upon any such termination of this Mortgage or release of Mortgaged Property, the Mortgagee shall, at the expense of the Mortgagor, execute, acknowledge and deliver to the Mortgagor such documents, without warranty or recourse, as the Mortgagor shall reasonably request to evidence the release of Mortgaged Property or termination of this Mortgage, as the case may be.

         SECTION 7.02. CONCERNING THE MORTGAGEE. The provisions of the following Sections of the Security Agreement:

                  Section 18  Fees and Expenses; Indemnification
                  Section 19 Limitation on Duty of Collateral Agent in Respect of Collateral
                  Section 21  Concerning the Collateral Agent
                  Section 22  Appointment of Co-agents
                  Section 23  Preservation of Collateral; Recovery of Expenses


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are incorporated in this Mortgage by reference as though set forth in full herein, with the following changes being made therein as incorporated herein:


               (i) all references in said incorporated Sections to the "Collateral Agent" and "Administrative Agent" are deemed changed herein to refer to the "Mortgagee";

               (ii) all references in said incorporated Sections to the "Collateral" are deemed changed herein to refer to the "Mortgaged Property";

               (iii) all references in said incorporated Sections to any "Lien Grantor" are deemed changed herein to refer to the "Mortgagor";

               (iv) all references to the "Company" in said incorporated Section 18 are deemed changed herein to refer to the "Mortgagor"; and

               (v) all references in said incorporated Sections to "herein", "hereunder", "hereof", and words of similar import are deemed herein to refer to such incorporated Sections and this Mortgage.

Notwithstanding the incorporation of said Section 21, (A) if the Secured Obligations (in this sole event as defined in the Credit Agreement) are indefeasibly paid in full, the then-serving Collateral Agent and Mortgagee hereunder shall resign and be replaced by the Indenture Trustee, who shall thereafter serve as Collateral Agent and mortgagee hereunder and (B) a resignation of the Collateral Agent, as Mortgagee, may become effective even if a successor Mortgagee has not accepted such appointment, provided that in such circumstances the Collateral Agent shall execute and deliver, at the expense of the Mortgagor, such assignments or similar instruments as may be reasonably requested by the Holders or the Indenture Trustee, as the case may be, naming the Indenture Trustee as the Mortgagee hereunder.

         SECTION 7.03. NOTICES. All notices, requests and other communications required or permitted to be given under this Mortgage shall be in writing (including facsimile, transmission or similar writing) and shall be given to the Mortgagor or the Mortgagee as specified in Section 26 of the Security Agreement, to the Mortgagee at the address set forth in Section 6.02(b), to the Indenture Trustee at 2 International Place, Fourth Floor, Boston MA 02110, Attention:
Corporate Trust Department and to the UK Agent at Herengracht 450, 1017 CA Amsterdam, The Netherlands, Attention: Frans de Roy van Zuidewijn. Except as otherwise provided herein, each notice, request or other communication shall be effective as determined by Section 26 of the Security Agreement.

         SECTION 7.04. AMENDMENTS IN WRITING. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee (with the written consent of the Required Lenders); PROVIDED that (i) the written consent of all Lenders shall be required to modify
Section 5.06 or this Section 7.04, (ii) the written consent of the Super-Majority Lenders shall be required to modify the definition of "Secured Obligations" and (iii) the consent of the Holders obtained in accordance with the

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Indenture and the Supplemental Indenture, as applicable, and the UK Secured
Parties pursuant to the UK Credit Agreement shall be required to modify Section 5.06, Section 7.01,this Section 7.04 or the definition of Secured Obligations or with respect to any amendment to this Mortgage the effect of which amendment is to amend, modify or eliminate the equal and ratable sharing of the Lien of the Security Interest of this Mortgage on the Mortgaged Property among the Collateral Agent, for the benefit of the Lenders, and the Indenture Trustee, for the benefit of the Holders and the UK Agent, for the benefit of the UK Secured Parties.

         SECTION 7.05. SEVERABILITY. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

         SECTION 7.06. BINDING EFFECT. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; and all references herein to the "MORTGAGOR" and the "MORTGAGEE" shall include the respective successors and assigns of such parties, PROVIDED that the Mortgagor may not assign or otherwise Transfer any of its rights or obligations under this Mortgage without the consent of all of the Lenders.

          (b) To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

          (c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Credit Agreement.

         SECTION 7.07. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAW PRINCIPLES.

         SECTION 7.08. WAIVER OF TRIAL BY JURY. EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE.

         SECTION 7.09. SUBMISSION TO JURISDICTION. Each of the Mortgagor and the Mortgagee hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the District in which the Mortgaged Property is located and of any State court for the jurisdiction in which the Mortgaged Property is located for purposes of any legal proceeding arising out of or


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


relating to this Mortgage. Each of the Mortgagor and the Mortgagee hereby irrevocably waives, to the fullest extent permitted under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 7.10. COUNTERPARTS. This Mortgage may be signed in any number of counterparts, each of which shall be an original.

         SECTION 7.11. FURTHER ASSURANCES. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, (i) provide to the Mortgagee any and all documents required by Section 3 of the Fourth Supplement and (ii) do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, amendments to mortgage, assignments, notices of assignment, transfers and assurances as the Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto the Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, conveyed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage.







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



         IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage under seal as of the date first set forth above.


                                   Mortgagor:
POLAROID CORPORATION


                                   By: /s/ William L. Flaherty
                                       ----------------------------
                                   Name:  William L. Flaherty
                                   Title: Executive Vice President
                                          and Chief Financial Officer







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


                         COMMONWEALTH OF MASSACHUSETTS


Middlesex County, ss


     On the 9th day of August, 2001, William L. Flaherty, Executive Vice President and Chief Financial Officer of Polaroid Corporation, a Delaware Corporation personally appeared before me and acknowledged himself to be authorized to execute the foregoing instrument and so executed the foregoing instrument as the free act and deed of Polaroid Corporation


     In witness whereof I hereunto set my hand and official seal.


                                        /s/ Janice E. Neville
                                        ----------------------------------
                                        Janice E. Neville
                                        My Commission Expires July 5, 2007



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

                                    EXHIBIT A

     All those certain parcels of land with the buildings thereon situated in New Bedford, Bristol County, Massachusetts, all more particularly described as follows:

                                     PARCEL 1

     The land with any buildings thereon, in New Bedford, Bristol County, Massachusetts, bounded and described as follows:

     Northerly     33.00 feet by land of Polaroid Corporation

     Easterly      1,524.00 feet by land of Polaroid Corporation

     Southerly     34.07 feet by land of Polaroid Corporation

     Westerly 1,515.55 feet by land now or formerly of Penn Central Transportation Company

     CONTAINING 1.15 acres and being shown on a plan entitled: "Plan of Land in New Bedford, Mass., Surveyed for Polaroid Corporation, Scale 1" = 100', dated June 10, 1969, by Tibbetts Engineering Corp., New Bedford, Mass.", recorded Plan Book 81, Page 78.

                                     PARCEL 2

     The land in New Bedford, Bristol County, Commonwealth of Massachusetts, being shown as Lot 1 on plan entitled "Subdivision Plan of Land in New Bedford", dated December 18, 1995, prepared by Danson Surveying & Engineering Co., Surveyors and being Land Court plan no. 36318B, to which plan reference may be had for more particular description.

                                    EXHIBIT B

                             RECORDINGS AND FILINGS

1. This Mortgage shall be recorded in the New Bedford Office of the Registry of Deeds for Bristol County, Massachusetts and shall be filed with the New Bedford Office of the Bristol County Registry District of the Land Court of Massachusetts.

2. UCC financing statements relating to this Mortgage listing the Mortgagor as debtor and the Mortgagee as secured party shall be filed in the New Bedford Office of the Registry of Deeds for Bristol County, Massachusetts and shall be filed with the New Bedford Office of the Bristol County Registry District of the Land Court of Massachusetts and filed with the office of the Delaware Secretary of State.






















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